Exhibit 3.123

BY-LAW NO. 1

A BY-LAW RELATING GENERALLY TO THE

TRANSACTION OF THE BUSINESS AND AFFAIRS OF

HIGH SIERRA ENERGY CANADA ULC

(the Corporation)

CONTENTS

PART	SUBJECT

One	Interpretation
Two	Directors
Three	Business of the Corporation
Four	Committees
Five	Protection of Directors and Officers
Six	Shares
Seven	Meetings of Shareholders
Eight	Dividends
Nine	Information Available to Shareholders
Ten	Notices

PART ONE

INTERPRETATION

1.01                        Definitions

In this By-Law, unless the context otherwise requires, terms and phrases defined in Section 1 of the Act shall have the meanings ascribed to them therein, and;

Act means the Business Corporations Act of Alberta, and any statute that may be substituted therefor, as from time to time amended;

appoint includes elect, and vice versa;

Articles means the Articles of Incorporation of the Corporation as from time to time amended or restated;

Board means the board of directors of the Corporation;

By-Laws means this By-Law and any other by-laws of the Corporation from time to time in force and effect;

record address means (i) in the case of a shareholder, his address as recorded in the securities register, (ii) in the case of joint shareholders, the address appearing in the securities register in respect of such joint holding or the first address so appearing if there are more than one. and (iii) in the case of a director, officer, auditor or member of a committee of the Board, his latest address as recorded in the records of the Corporation;

securities register means the securities register required to be maintained by the Corporation with respect to securities issued by it:

share means a share of the Corporation, and shareholder means a shareholder of the Corporation; and

shareholders meeting means any meeting of shareholders, including an annual meeting of shareholders, a special meeting of shareholders, and a meeting of the holders of any one or more classes or series of shares;

signing officer means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation pursuant to a resolution of the Board.

In the event of any conflict between a definition ascribed to a term or phrase herein and a definition ascribed to the same term or phrase in the Act, the definition provided for herein shall take precedence.

1.02                        Included Words

Words importing gender include the masculine, feminine and neuter genders, and words importing persons include individuals, bodies corporate, partnerships, trusts, unincorporated organizations and other entities

1.03                        Conflicts

Except as otherwise provided in the last sentence of section 1.01 hereof, in the event of any conflict between the provisions of this By-Law and the provisions of the Act, the Articles or any unanimous shareholders agreement relating to the Corporation, the provisions of the Act, the Articles or the unanimous shareholder agreement, as applicable, shall govern.

1.04                        Headings

The insertion of headings in this By-Law is for convenience of reference only and shall not affect the interpretation hereof.

1.05                        Invalidity of Provisions

The invalidity or unenforceability of any provision of this By-Law shall not affect the validity or enforceability of the remaining provisions hereof.

PART TWO

DIRECTORS

2.01                        Number of Directors

The Board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided in the Articles. Subject thereto, the number of directors of the Corporation shall be determined from time to time by ordinary resolution of the shareholders or, in the absence of any such resolution, by resolution of the Board.

2.02                        Quorum

At any time at which there is more than one director of the Corporation, a quorum for the transaction of business at a meeting of the Board shall consist of at least two directors representing a majority of the Board, or such greater or lesser number of directors as the Board may from time to time determine.

2.03                        Action by the Board

Subject to the Act and the Articles, the powers of the Board may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the Board. At all meetings of the Board every question shall be decided by a majority of the votes cast on the question. In the event of a tie vote, the chairman of the meeting shall not be entitled to a second vote to break the tie.

2.04                        Calling of Meetings

Meetings of the Board shall be held at such time and at such place as the Board, the chairman of the Board, the president or any two directors may determine, and the secretary or any other officer may give notice of meetings when so directed or authorized by such persons.

2.05                        Place of Meetings

Subject to the Act, meetings of the Board may be held at any place in or outside Alberta. A director who attends a meeting of directors, in person or by telephone, is deemed to have consented to the location of the meeting except when he attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully constituted.

2.06                        Notice of Meeting

Except in the case of regular meetings under Section 2.09, notice of the time and place of each meeting of the Board shall be given to each director in the manner provided in the Act, not less than forty-eight hours before the time at which the meeting is to be commenced. Such notice shall indicate the purpose of and business intended to be transacted at the meeting, and may be given orally or in writing, by telephone, fax or any other reasonable means of communication.

2.07                        Meetings by Telephone

With the consent of the chairman of the meeting, or the consent of a majority of the directors present at the meeting, a director may participate in a meeting of the Board or of a committee of the Board by means of telephone or other communications facilities that permit all persons participating in the meeting to hear each other, and a director participating in a meeting by those means shall be considered to be present at the meeting.

2.08                        First Meeting of New Board

Provided a quorum of directors is present, the Board may without notice hold a meeting immediately following an annual shareholders meeting.

2.09                        Regular Meetings

The Board may from time to time appoint a day or days in any month or months for regular meetings of the Board at a place and hour to be named. A copy of any resolution of the Board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, or forthwith after such director’s appointment, whichever is later, but no other notice shall be required for any such regular meeting except where the Act or this By-Law requires the purpose thereof or the business to be transacted thereat to be specified.

2.10                        Chairman

Unless a separate chairman of the Board is appointed by the Board, the president shall also be the chairman of the Board. The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the Board, president or a vice-president (in order of seniority). If no such officer is present, the directors present shall choose one of their number to be chairman.

2.11                        Adjournments

Any meeting of the Board may be adjourned to such time and place as the directors present thereat may by resolution determine. The adjourned meeting shall be duly re-constituted if a quorum is present at the time and place to which the meeting has been adjourned, and if it complies with any other material terms of the adjournment. If the adjourned meeting is not so duly re-constituted, the meeting shall be deemed to have terminated at the time of its adjournment.

2.12                        Remuneration and Expenses

The directors shall be paid such remuneration for their services as the Board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

PART THREE

BUSINESS OF THE CORPORATION

3.01                        Fiscal Year

The fiscal year of the Corporation shall be such fiscal year as the Board may from time to time determine.

3.02                        Officers

The Board may from time to time appoint one or more officers of the Corporation and, without prejudice to rights under any employment contract, may remove any officer of the Corporation. The powers and duties of each officer of the Corporation shall be those determined from time to time by the Board and, in the absence of such determination, shall be those usually incidental to the office held.

3.03                        Financial Matters

Without limiting the generality of the power and authority conferred on the Board under the Act, the Board shall have the full power and authority to conduct all financial business of the Corporation (including, without limitation, (i) the raising or borrowing of money and the granting of security therefor by way of mortgage, charge or other security interest on all or any portion of the Corporation’s assets, property or undertaking, and (ii) the conduct of banking and related activities), and to delegate authority in respect thereof, on such terms as the Board may in its discretion consider appropriate.

3.04                        Delegation of Authority

The Board may from time to time at its discretion authorize any one or more persons to enter into contracts, agreements, arrangements and other commitments on behalf of the Corporation or otherwise to acquire or exercise rights or undertake or satisfy obligations on behalf of the Corporation, on such terms and conditions as the Board may consider appropriate.

3.05                        Corporate Seal

The corporate seal of the Corporation, if any, shall be in such form as the Board may from time to time by resolution approve, and may be imprinted on any instrument of the Corporation by any director, officer or agent authorized by the Board.

3.06                        Agents and Attorneys

The Board may from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers of management or otherwise (including the power to sub-delegate) as the Board may consider appropriate.

3.07                        Voting Rights in Other Bodies Corporate

The Board may authorize any one or more directors, officers or agents to execute and deliver proxies and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the authorized person or persons executing such proxies or arranging for the issuance of voting certificates or such other evidence of the right to exercise such voting rights. In addition, the Board or any one or more directors, officers or agents so authorized may from time to time direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

3.08                        Corporate and Securities Filings

The president, the secretary or any other director, officer or agent authorized by the Board or the president may execute and file on behalf of the Corporation insider trading reports and other filings of any nature whatsoever required under applicable corporate or securities laws.

PART FOUR

COMMITTEES

4.01                        Transaction of Business

The powers of a committee of directors may be exercised by resolution passed at a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of any such committee may be held at any place in or outside Canada.

4.02                        Procedure

Unless otherwise determined by the Board, a quorum for meetings of any committee of directors shall be a majority of its members, each committee shall have the power to appoint its chairman, and the rules for calling, holding, conducting and adjourning meetings of the committee shall be the same as those governing the Board. Each member of a committee shall serve at the pleasure of the Board, and, in any event, only so long as he shall be a director. The Board may fill vacancies in a committee by appointment from among its members. Provided that a quorum is maintained, the committee may continue to exercise its powers notwithstanding any vacancy among its members.

PART FIVE

PROTECTION OF DIRECTORS AND OFFICERS

5.01                        Limitation of Liability

Except as may otherwise be expressly provided in the Act, no director or officer of the Corporation shall have any personal liability for any act, receipt, neglect or default of any other director, officer, employee, consultant or advisor of the Corporation, or for any act or thing done for or on behalf of the Corporation, or for any failure to perform or do any act or thing for or on behalf of the Corporation, or otherwise for any loss, costs, damages or liability of any nature suffered or incurred by the Corporation or any shareholder, creditor or other obligee of the Corporation, except to the extent that any such loss, costs, damages or liability are directly attributable to a conscious or careless disregard of such person’s obligation to act honestly and in good faith with a view to the best interests of the Corporation.

5.02                        Indemnification

The Corporation shall, to the maximum extent permitted by the Act, indemnify and save harmless each present and former director and officer of the Corporation (in each case, an Indemnified Person) against and from all liabilities, claims, costs, damages, fines, penalties, charges and expenses (including, without limitation, reasonable legal fees and disbursements on a full indemnity basis, and any amount reasonably paid to settle an action or satisfy a judgment) suffered or incurred by such Indemnified Person in connection with any civil, criminal, administrative or other claim, action or proceeding to which he is made a party by reason of his being or having been a director or officer of the Corporation or any other entity of which the Corporation is or was a shareholder, creditor or other obligee, or in any way caused by or arising from or in consequence of any act or omission or alleged act or omission arising out of or in connection with the activities of the Indemnified Person in his role as a director or officer of the Corporation, or believed by the Indemnified Person to be in furtherance of the interests of the Corporation, and the Corporation shall do all things reasonably required of it to give full effect to such indemnification; provided, however, that no Indemnified Person shall be entitled to any indemnification in respect of any such liabilities, claims, costs, damages, fines, penalties, charges or expenses if, and to the extent that, they arise out of any act or omission involving a conscious or careless disregard of the Indemnified Person’s obligation to act honestly and in good faith with a view to the best interests of the Corporation.

Upon becoming aware of any assertion or claim of liability or culpability for any matter or thing in respect of which an Indemnified Person may be entitled to indemnification under this Section 5.02 (in each case, a Claim), the Indemnified Person shall notify the Corporation as soon as reasonably practicable of the nature of the Claim (provided that the failure to so notify shall not affect the Corporation’s liability under this Section 5.02 except to the extent, if any, that such failure prejudices the Corporation’s ability to defend the Claim), and the Corporation shall be entitled (but not required) to assume the defence of the Claim at the Corporation’s expense, provided that the defence of the claim by the Corporation shall be conducted through legal counsel acceptable to the Indemnified Person, acting reasonably, and no admission of liability or settlement in respect of the Claim may be made by the Corporation or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld. The Indemnified Person shall have the right to retain separate counsel to act on his behalf and participate in the defence of the Claim, provided that the Corporation shall not be liable for the fees and disbursements of such counsel unless (i) the Corporation fails to assume the defence of the Claim on behalf of the Indemnified Person within a reasonable period of time after the Corporation receives notice of the Claim, or to diligently pursue such defence, or (ii) the representation of both the Indemnified Person and the Corporation by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case the Corporation shall not have the right to assume the defence of the Claim insofar as it relates to the Indemnified Person), in either of which events the reasonable fees and disbursements of the Indemnified Person’s counsel shall be paid by the Corporation on a full indemnity basis. Any such fees and disbursements that are or may be payable by the Corporation shall be paid or reimbursed by the Corporation as they are incurred by the Indemnified Person in advance of the final disposition of the Claim, provided that the Indemnified Person provides the Corporation with an undertaking to repay such amounts if it is ultimately determined that he is not entitled to them.

5.03                        Participation in Proceedings

If any Indemnified Person is at any time required to testify or otherwise participate in any civil, criminal, administrative or other investigation, inquiry, action or proceeding concerning the Corporation (in each case, a Proceeding), then, unless the Proceeding is in respect of a matter for which the Indemnified Person is personally liable and not entitled to indemnification under Section 5.02, the Corporation shall:

(a)                                 pay or reimburse the Indemnified Person for all reasonable costs and expenses incurred by him in connection therewith (including, without limitation, the reasonable fees and disbursements, on a full indemnity basis, of any independent legal counsel engaged by the Indemnified Person, insofar as the same would be recoverable in keeping with the principles set out in Section 5.02); and

(b)                                 if the Indemnified Person is not otherwise being compensated in the normal course of his service with the Corporation, pay the Indemnified Person a reasonable per diem fee for time reasonably spent in preparing for and participating in the Proceedings.

5.04                        Insurance

Subject only to any limitations that may be imposed by the Act, the Corporation shall purchase and maintain such insurance as the Board may from time to time consider appropriate for purposes of providing coverage for such matters and things as Indemnified Persons are entitled to indemnification against under Section 5.02.

5.05                        Reliance and Enurement

Every person who becomes a director or officer of the Corporation shall automatically become entitled to rely on and enforce the provisions of this Part Five as a contractual term of his engagement, and shall remain so entitled after ceasing to be a director or officer of the Corporation, and the provisions of this Part Five shall enure to the benefit of each such person’s estate, heirs and legal representatives.

PART SIX

SHARES

6.01                        Non-Recognition of Trusts

Subject to the provisions of the Act, the Corporation may treat as the absolute owner of any share the person in whose name the share is registered in the securities register as if that person had full legal capacity and authority to exercise all rights of ownership, irrespective of any indication to the contrary through knowledge or notice or description in the Corporation’s records or on a share certificate.

6.02                        Share Certificates

Share certificates and acknowledgements of a shareholder’s right to a share certificate, shall, subject to the Act, be in such form as the Board shall from time to time approve, and shall be issued under the signature of such officer or officers as the Board shall from time to time direct. The signatures of such officers may be printed or mechanically reproduced in facsimile upon share certificates and shall for purposes thereof be deemed to be the signature of the officer whose signature it reproduces and be binding upon the Corporation.

6.03                        Replacement of Share Certificates

The Board or any officer or agent designated by the Board may in its or his discretion direct the issuance of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated, or in substitution for a share certificate claimed to have been lost destroyed or wrongfully taken, on payment of such fee, not exceeding $25.00, and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the Board may from time to time prescribe, whether generally or in any particular case.

6.04                        Joint Shareholders

If two or more persons are registered as joint holders of any share:

(a)                                 the Corporation shall record only one address on its books for such joint holders;

(b)                                 the address of such joint holders for all purposes with respect to the Corporation shall be such record address; and

(c)                                  any one of such persons may give effectual receipts for any certificate issued in respect thereof or for any dividend, bonus, return or capital or other money payable or warrant issuable in respect of such share.

6.05                        Registration of Transfer

Subject to the provisions of the Act, no transfer of shares shall be registered in the securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed, together with such reasonable assurance or evidence of signature, identification and authority to transfer as the Board may from time to time prescribe, upon payment of all applicable taxes and any fees prescribed by the Board, upon compliance with such restrictions on transfer as are provided for in the Articles, and upon satisfaction of any lien referred to in Section 6.07 hereof.

6.06                        Deceased Shareholders

In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents in respect thereof.

6.07                        Lien for Indebtedness

If the Articles provide that the Corporation has a lien on shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation, such lien may be enforced, subject to the Act and to any other provision of the Articles or any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of any such shares.

PART SEVEN

MEETINGS OF SHAREHOLDERS

7.01                        Calling of Meetings

Shareholders meetings shall be held at such time and at such place as the Board or the president may determine, and the secretary or any other officer may give notice of a shareholders meeting when so directed by the Board or the president.

7.02                        Place of Meetings

Shareholders meetings shall be held at the registered office of the Corporation or elsewhere in the municipality in which the registered office is situate, or, if all the shareholders entitled to vote at the meeting so agree, at some other place in or outside Alberta.

7.03                        Persons Entitled to be Present

The only persons entitled to be present at a shareholders meeting are the shareholders entitled to vote thereat, the directors and auditors of the Corporation, and such other persons as are entitled or required under any provision of the Act, the Articles or the By-Laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting determined by majority vote.

7.04                        Chairman and Secretary

The chairman of any shareholders meeting shall be the chairman of the Board or, in his absence, the president of the Corporation. If neither such officer is present within fifteen minutes from the time fixed for the commencement of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting.

7.05                        Quorum

At any time at which there is more than one shareholder entitled to be present and vote at a shareholders meeting, a quorum for the transaction of business at the meeting shall be at least two persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy or representative for an absent shareholder so entitled, and representing in the aggregate not less than a majority of the votes attached to outstanding shares of the Corporation carrying voting rights exercisable at the meeting.

7.06                        Absence of Quorum

If at any shareholders meeting duly called a quorum is not achieved, such meeting shall be adjourned to such date, being no less than fifteen (15) days later, and such time and place as may be determined by the chairman of the meeting. At least ten (10) days notice shall be given of such adjourned meeting but it shall not be necessary in such notice to specify the purpose for which the meeting was originally called. At such adjourned meeting the voting shareholders present thereat or represented by proxy or representative may transact the business for which the meeting was originally convened, without regard to section 7.05,

7.07                        Right to Vote

If the Corporation is required to prepare a shareholder list pursuant to the Act, each person named therein shall be entitled to vote the shares attributed to him therein at the shareholders meeting to which such list relates, provided that:

(a)                                 if the Corporation has fixed a record date in respect of such meeting, and any such person has transferred any of his shares after such record date or, if the Corporation has not fixed a record date in respect of such meeting, and any such person has transferred any of his shares after the date on which such list is prepared, and

(b)                                 the transferee of such shares, having produced properly endorsed certificates evidencing such shares or having otherwise established that he owns such shares, has demanded not less than ten (10) days before the meeting that his name be included in such list, then, provided that there has been compliance with any restrictions on the transfer of the subject shares, the transferee shall be entitled to vote the transferred shares at such meeting. If the Corporation is not required to prepare a shareholder list, then, subject to the provisions of the Act and this By-Law as to proxies and representatives, the persons entitled to vote at a shareholders meeting shall be those persons who are at the time of the meeting entered in the securities register as the holders of one or more shares carrying the right to vote at such meeting, and each such person shall be entitled to vote the shares then shown in the securities register as being held by him.

7.08                        Corporate Representatives

The authority of an individual to represent a body corporate or association at a shareholders meeting shall be established by depositing with the Corporation a certified copy of an authorizing resolution, or in such other manner as may be satisfactory to the secretary of the Corporation or the chairman of the meeting.

7.09                        Time for Deposit of Proxies

Subject to the Act, a proxy shall be acted upon only if it shall have been deposited with the Corporation or its authorized agent prior to the time specified therefor in the notice of the particular shareholders meeting, or, if no such time is specified in such notice, if it has been received by the secretary of the Corporation or by the chairman of the meeting prior to the commencement of the meeting.

7.10                        Voting

Whenever a matter is put to a vote at a shareholders meeting, voting shall be effected by a show of hands unless a ballot on the matter is required or requested by a person entitled to vote on the matter. In any case of a vote by way of a show of hands, a declaration by the chairman of the meeting as to the result of the vote, and an entry to that effect in the minutes of the meeting, shall be prima facie evidence of that result without need for particulars of the number or proportion of the votes recorded in favour of or against the resolution or other matter to which the vote relates.

7.11                        Ballots

Whenever a vote by way of ballot is required or requested it shall be taken in such manner as the chairman of the meeting shall direct. A requirement or request for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken, each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting on the matter in question, to that number of votes provided by the Act or the Articles, and the result of the ballot shall constitute the decision of the shareholders.

7.12                        Admission or Rejection of a Vote

In case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same and such determination made in good faith shall be final and conclusive.

7.13                        Casting Vote

In case of a tie vote either upon a show of hands or upon a ballot, the chairman of the meeting shall not be entitled to a second or casting vote to break the tie.

7.14                        Meetings by Telephone

With the consent of the chairman of the meeting, or the consent of the meeting determined by majority vote, any shareholder or other person entitled to attend a shareholders meeting may participate in that meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in a meeting by those means shall be deemed to be present at the meeting.

PART EIGHT

DIVIDENDS

8.01                        Dividend Cheques

A dividend payable in cash shall be paid by cheque of the Corporation, or any dividend paying agent appointed by the Board, to the order of each registered holder of shares of the class or series in respect of which the dividend has been declared, and may be mailed by ordinary prepaid mail to such registered holder at his record address or such other address as he may have directed in writing. In the case of joint holders the cheque shall, unless all such joint holders otherwise direct in writing, be made payable to the order of all such joint holders and mailed to them at their record address. The mailing of any such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

8.02                        Non-receipt of Cheques

In the event of the non-receipt of a dividend cheque by the person to whom the same has been sent, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt as the Board may from time to time prescribe, whether generally or in any particular case.

8.03                        Unclaimed Dividends

Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

PART NINE

INFORMATION AVAILABLE TO SHAREHOLDERS

9.01                        Subject to any rights conferred by the Act, the Board may from time to time determine whether and to what extent and at what time and place and under what circumstances or regulations the documents, books, registers and accounting records of the Corporation or any of them shall be open to inspection by shareholders, and no shareholder or other person shall have any right to inspect any document, book, register or accounting record of the Corporation except to the extend provided by the Act or authorized by the Board or a special resolution of the shareholders.

PART TEN

NOTICES

10.01                 Notice of Joint Shareholders

If two or more persons are registered as joint holders of any share, any notice to them shall be addressed to all such joint holders but need be sent only to their single record address as provided in Section 6.04 hereof, and notice so given shall be sufficient notice to all of the joint holders.

10.02                 Omissions and Errors

Except in a case in which material prejudice results, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the Board, or the non-receipt of any notice by any such person, or any error in any notice not affecting the substance thereof, shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.03                 Persons Entitled by Death or Operation of Law

Every person who by transfer, operation of law, death of a shareholder or any other means whatsoever becomes entitled to a share shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to the earlier of the time at which he provides the Corporation with satisfactory proof of his entitlement to such share and the time at which his name and address is entered in the securities register with respect to such share, notwithstanding that the subject notice may have been given subsequent to the occurrence of the event entitling him to such share.

THIS BY-LAW shall be effective as of January 23, 2013.